As filed with the Securities and Exchange Commission on July 26, 2023

Registration No. 333-271688

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NANO-X IMAGING LTD

(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Communications Center
Neve Ilan, Israel 9085000
Tel: +972 02 5360360
(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
28 Liberty Street
New York, New York 10005
Tel: +1 (212) 894-8940

(Name, address, and telephone number of agent for service)

With copies to:

Sharon Rosen, Adv. FISCHER (FBC & Co.) 146 Menachem Begin Street Tel Aviv 6492103, Israel +972 -3-6944111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-271688) (the “Registration Statement”), which was filed by NANO-X IMAGING LTD with the Securities and Exchange Commission and became effective on May 5, 2023. This Post-Effective Amendment No. 1 is being filed to (i) add warrant securities, (ii) make corresponding changes to the prospectus included in Part I of the Registration Statement, change the date on the cover page of the prospectus to correspond to the date of this Post-Effective Amendment No. 1 and update as appropriate the information contained in such prospectus and (iii) file or incorporate by reference additional exhibits to the Registration Statement.

The existing prospectus, dated May 5, 2023, that currently forms part of the Registration Statement is being replaced in its entirety by the prospectus filed with this Post-Effective Amendment No. 1 to the Registration Statement. This Post-Effective Amendment No. 1 will become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

NANO-X IMAGING LTD

Ordinary Shares

Warrants to Purchase Ordinary Shares

Up to 4,869,909 Ordinary Shares Offered by the Selling Shareholder

This prospectus relates to the offer and sale, from time to time, of our ordinary shares and warrants (the “securities”). We may offer our securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus also relates to the resale from time to time of up to 4,869,909 of our ordinary shares by the selling shareholder identified in this prospectus, including its transferees or its respective successors. We are registering these shares on behalf of the selling shareholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling shareholder. 2,262,443 of the shares being registered for resale are issuable upon the exercise of the warrant issued to the selling shareholder, dated September 2, 2019, as amended by the Amendment to Warrant, dated June 4, 2020 (as so amended, the “Warrant”). We will not receive any proceeds from the sale of the shares offered by the selling shareholder pursuant to this prospectus. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ordinary shares are quoted on the NASDAQ Global Market (“Nasdaq”) under the symbol “NNOX.” The closing price of our ordinary shares, as reported on Nasdaq on July 25, 2023, was $13.72.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated July 26, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 (File No. 333-271688) that we filed with the SEC under the Securities Act as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. The registration statement on Form F-3 was initially filed with the SEC on May 5, 2023, and is amended by this post-effective amendment no. 1 thereto. We may, from time to time, offer and sell, in one or more offerings, our securities. Under this process, we may sell from time to time any of the securities described in this prospectus. The prospectus also relates to the sale of up to 4,869,909 of our ordinary shares, which the selling shareholder named in this prospectus may sell from time to time. We will not receive any of the proceeds from sales by the selling shareholder. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell our securities, or if required under the Securities Act, the selling shareholder sells securities described herein, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the U.S. Securities and Exchange Commission’s (the “SEC”) website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. None of we, the selling shareholder nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We and the selling shareholder may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“Nanox,” the “Company,” “our Company,” the “Registrant,” “us,” “we,” “our” and similar designations refer to NANO-X IMAGING LTD, an Israeli company, and its consolidated subsidiaries.

Unless derived from our financial statements or otherwise noted, the terms “shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel.

“Our shares,” “ordinary shares” and similar expressions refer to the Registrant’s ordinary shares, par value NIS 0.01 per share.

“Dollars,” “U.S.$” or “$” refer to U.S. Dollars, the lawful currency of the United States.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Nasdaq” refers to the NASDAQ Global Market.

“Warrants” refers to the Registrant’s warrants to purchase ordinary shares.

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

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OUR COMPANY

Early detection saves lives—and we at Nanox are focused on applying our proprietary medical imaging technology and solutions to make diagnostic medicine more accessible and affordable across the globe. We are developing an end-to-end imaging service solution, which includes the Nanox System, comprised of the Nanox.ARC using our novel micro-electro-mechanical systems (“MEMs”) X-ray source technology, and the Nanox.CLOUD, a companion cloud software, integrated with artificial intelligence (“AI”) solutions and teleradiology services. Our vision is to increase early detection of medical conditions that are discoverable by X-ray by improving access to imaging, reducing imaging costs and enhancing imaging efficiency, which we believe is key to increasing early prevention and treatment, improving health outcomes and, ultimately, saving lives.

Our imaging solution is designed as a modular open system, and we intend in the future to explore the expansion of the solution to include additional components, which may be developed by us or third parties.

Our holistic imaging solution is currently comprised of the following four principal components:

The Nanox System. As a first step to producing a new class of accessible and affordable medical imaging systems, we focused on identifying and developing a novel digital X-ray source, which we refer to as the Nanox.SOURCE. Our X-ray source is based on a novel digital MEMs semiconductor cathode that we believe can achieve the same functionalities as legacy X-ray analog cathodes, while allowing for lower-cost production than existing medical imaging systems. We have been developing this technology over ten years towards the goal of commercial applicability. This novel digital X-ray source is the basis of core technology in the imaging system we are developing, and we believe it also has the potential to replace the legacy X-ray source in other existing imaging systems. Our technology aims to disrupt medical imaging by providing accessibility and affordability on a global scale. Our goal is to enable medical institutions and other significant medical players to either employ our solutions as a closed end-to-end system or to adopt a modular approach to our technologies, by acquiring or licensing our different components and integrating our technologies into their specific product.

The Nanox System includes two integrated components—hardware (Nanox.ARC), a medical imaging system incorporating our novel digital X-ray source, and software (Nanox.CLOUD). We developed, and continue to improve, the multi-source Nanox.ARC, a 3D tomosynthesis imaging system, which received a 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) and remains subject to regulatory clearance and approval in other jurisdictions. Tomosynthesis is an imaging technique used for early detection, that is designed to produce a high-resolution, 3D, X-ray image reconstruction of the scanned human body part for review by a professional diagnostics expert. In parallel, we have developed, and continue to improve, the Nanox.CLOUD, a companion cloud-based software to which scanned images may be securely uploaded to the cloud system. By integrating the Nanox.CLOUD with the Nanox.ARC, we believe the Nanox System could provide a streamlined process and end-to-end medical imaging service, including services such as image repository, radiologist matching, online and offline diagnostics review and annotation, connectivity to diagnostic assistive AI systems, billing, monitoring and reporting.

Following receipt of clearance from the FDA, and if cleared by similar regulatory agencies in other jurisdictions, we plan to market and deploy the Nanox System globally at a substantially lower cost than currently available medical imaging systems, such as legacy X-ray and Computerized Tomography (“CT”) systems, because our digital X-ray source will allow the Nanox.ARC to have a simpler structure without the costly cooling equipment used in legacy X-ray systems or the complex rotating mechanism used in CT devices. We believe that the Nanox System could increase the accessibility and affordability of early-detection medical imaging systems worldwide, substantially reduce wait-times for imaging results and increase early detection rates compared to currently employed imaging process protocol.

We continue to implement a multi-step approach to the regulatory clearance process for the Nanox System. On April 1, 2021, we received clearance from the FDA to market our Nanox Cart X-Ray System, a single-source version of the Nanox.ARC. On June 17, 2021, we submitted a 510(k) premarket notification application to the FDA for the first version of our multi-source Nanox.ARC 3D digital tomosynthesis system. On August 12, 2021, we received a request for additional information from the FDA concerning the first submission of our multi-source system. On January 10, 2022, we withdrew our first submission of our multi-source system. On January 12, 2022, we submitted to the FDA a Q-submission for the second version of our multi-source Nanox.ARC 3D digital tomosynthesis system. The second version of the Nanox.ARC is an improved and enhanced version that was designed, among other things, to address certain deficiencies raised by the FDA during their review of the first submission from June 2021. On September 26, 2022, we submitted a 510(k) premarket notification to the FDA as part of our 510(k) application process for the second version of our multi-source Nanox.ARC 3D digital tomosynthesis system (including the Nanox.CLOUD). On April 28, 2023, we received a 510(k) clearance from the FDA to market the Nanox.ARC (including the Nanox.CLOUD) as a stationary X-ray system intended to produce tomographic images of the human musculoskeletal system adjunctive to conventional radiography, on adult patients. This device is intended to be used in professional healthcare facilities or radiological environments, such as hospitals, clinics, imaging centers and other medical practices by trained radiographers, radiologists and physicists.

Following receipt of clearance from the FDA, and if authorized by similar regulatory agencies in other jurisdictions, our goal is to finalize deployment of the initial 15,000 Nanox System units within three years following receipt of FDA clearance for our multi-source Nanox.ARC (including the Nanox.CLOUD). We have started to ship several units of the Nanox System for purposes of collecting clinical sample images, obtaining regulatory approvals and demonstrations and training.

We have also initiated the process to obtain CE marking for the marketing and sale of our Nanox.ARC (including the Nanox.CLOUD) in the European Union. We have engaged with a Notified Body and intend to submit requisite technical and other documentation during the coming months.

We expect that the Nanox System will enable us to accumulate a significant number of medical images, which have the potential to be used by collaborators, such as medical AI-analytics companies, through machine learning algorithms to increase the probability of early disease detection.

Nanox.MARKETPLACE. Nanox.MARKETPLACE (formerly known as the MDW platform), which we acquired from MDWEB in November 2021, is our proprietary decentralized marketplace that connects imaging facilities with radiologists and enables radiologists to provide, and customers to obtain, remote interpretations of imaging data. The platform was designed by radiologists for the imaging industry. The radiologists connecting to Nanox.MARKETPLACE include those radiologists who are part of our network and provide teleradiology services through USARAD Holdings, Inc., a Delaware corporation (“USARAD”), as well as other radiologists, all of whom undergo an accreditation process that we perform and are required to be certified by the American Board of Radiology. Based primarily on customer location and area of specialization, radiologists will be matched to conduct the imaging interpretation. The radiologist receives payment through the platform from the customer upon the delivery of the imaging interpretation. The Nanox.MARKETPLACE service is currently offered on a standalone basis. In the future, we plan to incorporate the Nanox.MARKETPLACE into the Nanox System, such that images that were generated by the Nanox.ARC and uploaded to the Nanox.CLOUD, can be streamlined and referred through the Nanox.MARKETPLACE to radiologists for remote reading.

AI Imaging Solutions. Following our acquisition of Zebra Medical Vision Ltd. (“Zebra”), renamed Nano-X AI Ltd (“Nanox AI”), in November 2021, we offer FDA cleared AI-based software imaging solutions to hospitals, health maintenance organizations, integrated delivery networks, pharmaceutical companies, marketplaces and insurers, that are designed to identify or predict undiagnosed or underdiagnosed medical conditions, through the mining of data of existing CT scans. We currently offer AI imaging population health solutions aimed at identifying underlying findings, which are correlated to osteoporosis and cardiovascular disease. In addition, we are currently in advanced stages of developing a product for fatty liver to help detect patients at risk for more advanced liver disease, such as non-alcoholic liver steatosis. With our AI imaging population health solutions, we aim to further our mission to enable preventative healthcare through early detection. We also continue to maintain certain legacy contracts for AI imaging triage solutions.

In addition, since the acquisition and completion of integration with Nanox AI, we have begun to develop AI-based features to enhance the images generated by the Nanox.ARC, with the goal of improving diagnostic capabilities for the Nanox.ARC in chest and musculoskeletal imaging. Ultimately, we expect to integrate these AI imaging capabilities, which we refer to as Robodiology, into the Nanox System. Subject to completion of the development and receipt of requisite regulatory approvals, we plan to offer these AI imaging solutions as an optional service to our Medical Screening as Service (“MSaaS”) partners.

Teleradiology Services. Following our acquisition of USARAD in November 2021, we offer teleradiology services to customers in the U.S. market and an additional seven countries by U.S.-based radiologists, certified by the American Board of Radiology. We offer imaging interpretation services for radiology practices, hospitals, medical clinics, diagnostic imaging centers, urgent care facilities and multi-specialty physician groups and USARAD contracts directly with these customers. In addition, we provide second opinion radiology readings, primarily to imaging centers. We have a network of approximately 116 independent radiologists in our marketplace, all of whom have undergone an accreditation process by us, and we provide our teleradiology services to approximately 187 customers representing approximately 241 facilities. We allocate images that we receive from our customers, through our picture archiving and documentation system, to radiologists in our network based on the radiologist’s area of specialization. Payment is made by the customer directly to us monthly based on the number of monthly readings and we pay the radiologist a predetermined fixed fee per reading.

Currently, our teleradiology services are offered as a standalone product through USARAD. In the future, we plan to incorporate our teleradiology services as part of our Nanox System offering.

NANO-X IMAGING LTD was incorporated under the laws of the State of Israel on December 20, 2018 and commenced operations on September 3, 2019. Our principal executive offices are located at Communications Center, Neve Ilan, Israel 9085000, and our telephone number is +972 02 5360360. Our agent for service of process in the United States is C T Corporation System located at 28 Liberty Street, 39th Floor, New York, New York 10005. Our website is http://www.nanox.vision. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference herein or therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and in our most recent Annual Report on Form 20-F filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those stated in or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development, manufacturing and commercialization activities with respect to our X-ray source technology or the Nanox.ARC and the Nanox.CLOUD, which comprise the Nanox System;

●	the costs incurred with respect to and the outcome of the securities class action litigation and U.S. Securities and Exchange Commission (“SEC”) inquiry we are currently subject to and any similar or other claims and litigation we may be subject to in the future;

●	our ability to successfully demonstrate the feasibility of our technology for commercial applications;

●	our expectations regarding the necessity of, timing of filing for, and receipt of, regulatory clearances or approvals regarding our technology, the Nanox.ARC and the Nanox.CLOUD;

●	our ability to secure and maintain required FDA clearance and similar approvals from regulatory agencies worldwide, or Notified Body (“CE”), and comply with applicable quality standards and regulatory requirements;

●	our ability to manufacture the Nanox.ARC, following receipt of clearance from the FDA, and if cleared by the requisite regulatory authorities in other jurisdictions, at substantially lower costs compared to medical imaging systems that use a legacy analog X-ray source;

●	our expectations regarding the deployment schedule to meet our target minimum installed base of our first Nanox Systems and final deployment of 15,000 Nanox Systems;

●	the pricing structure of our products and services, if such products and services receive regulatory clearance or approval;

●	the implementation of our business models;

●	the ability to successfully integrate the business of companies that we acquire and to realize the anticipated benefits of the acquisitions, which may be affected by, among other things, competition, brand recognition, the ability of the acquired company to grow and manage growth profitably and retain its key employees;

●	our expectations regarding collaborations with third parties and their potential benefits;

●	our ability to enter into and maintain our arrangements with third-party manufacturers and suppliers;

●	our ability to conduct business globally;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States and other jurisdictions;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	the rate and degree of market acceptance of our technology and our products;

●	development relating to our competitors and the medical imaging industry;

●	our estimates of the adoption of the MSaaS based model by market participants;

●	our estimates regarding the market opportunities for our technology and our products;

●	our ability to attract, motivate and retain key executive managers;

●	our ability to comply with data protection laws, regulations and similar rules and to establish and maintain adequate cyber-security and data protection;

●	our ability to obtain third-party payor coverage or reimbursement of our Nanox System;

●	our expectation regarding the maintenance of our foreign private issuer status;

●	our expectations regarding changes in the global, national, regional or local economic, business, competitive, market, and regulatory landscape, including as a result of the ongoing impact of the COVID-19 pandemic and the ongoing conflict in Ukraine and statements as to the impact of the political and security situation in Israel;

●	the future trading price of our ordinary shares and impact of securities analysts’ reports on these prices; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and our Annual Report on Form 20-F.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement and our Annual Report on Form 20-F references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

THE OFFERING

The actual price per share of the ordinary shares that the selling shareholder will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Issuer	NANO-X IMAGING LTD

Selling Shareholder	The selling shareholder may sell from time to time pursuant to this prospectus up to 4,869,909 of our ordinary shares, which is comprised of up to 2,262,443 ordinary shares issuable upon exercise of the Warrant and 2,607,466 ordinary shares held by the selling shareholder. See “Selling Shareholder.”

Securities Offered	We may offer from time to time our ordinary shares and warrants. The selling shareholder may offer from time to time up to an aggregate 4,869,909 of our ordinary shares.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for funding our research and development, manufacturing activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

We will not receive any of the proceeds from the sale or other disposition of the ordinary shares offered by the selling shareholder pursuant to this prospectus.

See “Use of Proceeds.”

Registration of the Ordinary Shares	We agreed to register the ordinary shares for resale under the Securities Act pursuant to the Registration Rights Agreement, among the Company and the investors party thereto (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, when the Company effects a Piggyback Registration (as defined in the Registration Rights Agreement), we are required to register for resale the number of Registrable Securities (as defined in the Registration Rights Agreement) requested for inclusion in such registration statement.

Listing	Our ordinary shares are listed on the Nasdaq under the symbol “NNOX.”

Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for funding our research and development, manufacturing activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, working capital, commercial expenditures and capital expenditures.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDER

The selling shareholder may sell from time to time, pursuant to this prospectus, an aggregate of up to 4,869,909 of our ordinary shares. Such ordinary shares consist of the 2,262,443 ordinary shares issuable upon the exercise of the Warrant and 2,607,466 ordinary shares held by the selling shareholder. We are registering these shares on behalf of the selling shareholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling shareholder under the Registration Rights Agreement.

On June 17, 2019, the Company’s predecessor Nanox Imaging PLC (“Nanox Gibraltar”), a Gibraltar public company, entered into a Strategic Share Purchase Agreement with SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.) (“SK Square Americas”), Pureun Partners Asset Management Co., Ltd. (“Pureun”) and EBEST-PPAM Fund No. 9 (“EBEST” and collectively with SK Square Americas and Pureun, the “Nanox Gibraltar Shareholders”), pursuant to which Nanox Gibraltar sold an aggregate 2,262,443 ordinary shares to the Nanox Gibraltar Shareholders for an aggregate purchase price of approximately $5.0 million. In connection with such transaction, Nanox Gibraltar also issued a warrant to SK Square Americas to acquire 2,262,443 ordinary shares of Nanox Gibraltar at an exercise price of $20.87 per share. In connection with the transactions described above, the Company’s predecessor also entered into an investor rights agreement with the Nanox Gibraltar Shareholders (the “Investor Rights Agreement”). The agreement provided for the right to nominate a member of our board of directors, as well as certain registration rights. The rights under the Investor Rights Agreement terminated upon the closing of our initial public offering. The Nanox Gibraltar Shareholders became parties to the Registration Rights Agreement prior to the closing of our initial public offering.

On September 2, 2019, our Board of Directors approved the issuance of our ordinary shares to the same shareholders of Nanox Gibraltar and to grant warrants to purchase our ordinary shares to the same warrant holders of Nanox Gibraltar, all with the same percentage of holdings held by them in Nanox Gibraltar, such that the equity holdings in our company shall be identical to the equity holdings of Nanox Gibraltar. Accordingly, we issued to SK Square Americas (formerly known as SK Telecom TMT Investment Corp.) 1,357,466 of our ordinary shares and the Warrant to acquire 2,262,443 ordinary shares at an exercise price of $20.87 per share. In addition, we issued 855,204 of our ordinary shares to Pureun and 49,773 of our ordinary shares to EBEST.

On June 4, 2020, we entered into a Share Purchase Agreement with SK Square Americas, pursuant to which we sold 1,250,000 ordinary shares to SK Square Americas for an aggregate purchase price of $20.0 million. In connection with such agreement, we amended the Warrant to extend the exercise period to the earlier of June 17, 2025 or an exit event, which event does not include an initial public offering, and we amended the Investor Rights Agreement which granted SK Square Americas the right to appoint Mr. Jung Ho Park (or another person designated by SK Square Americas) as a director for a term of three years. In addition, we granted Mr. Park options to purchase 100,000 of our ordinary shares, vesting in equal quarterly installments over a period of four years, at an exercise price of $16.00 per ordinary share. In the event that SK Square Americas were to nominate any replacement director, any such director may receive options with the same terms, but the aggregate number of options granted to all such directors together shall not exceed 100,000. Mr. Park resigned from our Board of Directors in December 2021, at which time his unvested options to purchase 68,750 ordinary shares expired, and new options to purchase the same number of ordinary shares (i.e., 68,750 shares) were granted to Ms. So Young Shin, a successor director appointed by SK Square Americas in May 2022. Ms. So Young Shin currently serves as a member of our Board of Directors.

Furthermore, on June 4, 2020, we entered into a collaboration agreement with SK Telecom Co., Ltd. (“SK Telecom”), pursuant to which we and SK Telecom continue to explore and engage in good faith to develop a definitive agreement for the deployment of 2,500 Nanox Systems in South Korea and Vietnam. The collaboration agreement expired on December 31, 2021, but we continue to explore business opportunities and assess collaboration with SK Telecom.

The following table sets forth information with respect to the selling shareholder’s beneficial ownership of our ordinary shares as of April 30, 2023. The number of ordinary shares owned prior to any offerings represents all of the ordinary shares that the selling shareholder may offer hereunder. The percentage of shares beneficially owned prior to any offering is based on 55,150,345 ordinary shares outstanding as of March 31, 2023. The selling shareholder may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

The number of ordinary shares beneficially owned by the selling shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any ordinary shares over which the selling shareholder has sole or shared voting power or investment power as well as any securities that are exercisable or exercisable within 60 days of April 30, 2023.

Except as otherwise indicated, to our knowledge, the selling shareholder has sole voting and investment power with respect to all ordinary shares shown as beneficially owned by it.

	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	%	Number	%	Number	%
SK Square Americas, Inc.(1)	4,689,909	7.82%	4,689,909	7.82%	—	—

(1)	Consists of (i) 2,607,466 ordinary shares held by SK Square Americas and (ii) a warrant to purchase 2,262,443 ordinary shares held by SK Square Americas. SK Square Co., Ltd. is the controlling entity of SK Square Americas, and SK Inc. is the controlling entity of SK Square Co., Ltd. SK Square Co., Ltd. and SK Inc. may be deemed to have sole voting and dispositive power with respect to the shares held by SK Square Americas. The address for SK Square Americas, SK square Co., Ltd. and SK Inc. is 75 Rockefeller Plaza, Suite 18A, New York, NY 10019.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated articles of association are summaries and are qualified in their entirety by reference to the amended and restated articles of association.

We were incorporated under Israeli law on December 20, 2018. The rights and responsibilities of holders of our ordinary shares are governed by our amended and restated articles of association, as amended and restated from time to time and the Israeli Companies Law, 5759-1999 (the “Companies Law”).

As of March 31, 2023 our authorized share capital consisted of 100,000,000 ordinary shares, par value NIS 0.01 per share.

Objects of Our Company

Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Borrowing Powers

Pursuant to the Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Ordinary Shares

As of December 31, 2022, 55,094,237 ordinary shares were issued and outstanding.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Dividends

We have never declared or paid any cash dividends on our ordinary shares. We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings.

Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Voting Rights

All of our ordinary shares have identical voting and other rights in all respects.

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum. In any meeting of shareholders, we will follow the quorum requirements for general meetings as set forth in our amended and restated articles of association, instead of one-third of the issued share capital as required under the Nasdaq Marketplace Rules. Pursuant to our amended and restated articles of association, the quorum required for our general meetings of shareholders will consist of at least two shareholders present in person or by proxy (including by voting deed) and holding shares conferring in the aggregate of at least 25% of the voting power of the Company. A meeting adjourned for lack of a quorum will generally be adjourned to the same day of the following week at the same time and place, or to such other day, time or place as indicated by our board of directors, if so specified in the notice of the meeting. At the reconvened meeting, subject to a limited exception, any number of shareholders present in person or by proxy shall constitute a lawful quorum.

Vote requirements. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Under our amended and restated articles of association, a special resolution is required for the removal of a director from office and the appointment of a director in place of the director so removed, and to amend the provisions in our articles of association relating to the appointment and removal of directors.

Transfer of Ordinary Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Liquidation

In the event of our liquidation, after satisfaction of liabilities to creditors and other payments due as per applicable law, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Redemption of Ordinary Shares

We may, subject to applicable law, issue redeemable shares or other securities and redeem the same with such terms and conditions as the board of directors may deem fit.

Modifications of Rights of Shares

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association, in addition to the ordinary majority vote of all classes of voting shares voting together as a single class.

Issuance of Additional Shares

We may, upon a resolution of the shareholders at a general meeting, from time to time, increase our share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts or without nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the resolution approving the creation of such shares shall provide. Except to the extent otherwise provided in the resolution creating such new shares, such new shares shall be subject to all the provisions applicable to the shares of the original capital. Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in the resolution pursuant to which such shares are created.

Access to Corporate Records

Under the Companies Law, shareholders generally have the right to review minutes of our general meetings, our shareholders register and material shareholders register, our amended and restated articles of association, our annual audited financial statements and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. In addition, any shareholder who specifies the purpose of their request may request to review any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interests or protect a trade secret or patent.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Acquisitions under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the voting rights or issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the full tender offer was not accepted in accordance with the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer. The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company (subject to certain exceptions). This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then (i) shareholders who did not respond to or that had objected to the offer may accept the offer within four days of the last date set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made, and (ii) the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Shares purchased in contradiction to the tender offer rules under the Companies Law, as described above, will have no rights and will become dormant shares.

Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial condition of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies. Under the Companies Law, each merging company must deliver the merger proposal to its secured creditors and inform its unsecured creditors of the merger proposal and its content.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the target company. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares represented at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association as described above under “—Voting Rights.” In addition, we have a classified board structure, which will effectively limit the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors, as disclosed under.

General Meetings of Shareholders and Shareholder Proposals

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter on the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholder meetings.

Under the Companies Law, resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the company’s articles of association;

●	appointment, fees or termination of the auditors, if the shareholders have not delegated their authority to set the fees for the auditors to the board of directors;

●	appointment of external directors (if applicable);

●	approval of related-party transactions requiring general meeting approval pursuant to the provisions of the Companies Law;

●	increases or reductions of the company’s authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	the exercise of board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management..

History of Securities Issuances

The following is a summary of our securities issuances for the past three years.

On August 25, 2020, we completed our initial public offering of 10,555,556 ordinary shares at a public offering price of $18 per share, including 1,376,812 additional ordinary shares purchased by the underwriters at the public offering price, less the underwriting discount, pursuant to the exercise in full of their option to purchase additional ordinary shares. The gross proceeds of the shares sold (including the over-allotment option) was approximately $190.0 million. The total expenses of the offering, including underwriting discounts and commissions, were approximately $20.8 million. The net proceeds we received from the offering (including the over-allotment option) were approximately $169.2 million. No payments for such expenses were made directly or indirectly to (i) any of our directors, officers or their associates, (ii) any persons owning 10% or more of any class of our equity securities or (iii) any of our affiliates.

On February 10, 2021, certain of our shareholders sold an aggregate of 3,091,635 ordinary shares in a public offering pursuant to an Underwriting Agreement by and among us, Cantor Fitzgerald & Co., acting as representative of the underwriters, and the selling shareholders named therein (the “Selling Shareholders”). We did not receive any of the proceeds from the sale of ordinary shares offered by the Selling Shareholders.

As of March 31, 2023, there were two outstanding warrants, which are currently exercisable: (i) a warrant issued upon the consummation of our initial public offering to A-Labs Advisory & Finance Ltd., which provided to us strategic consulting services, to purchase 50,000 ordinary shares, with an exercise price of $18 per share; and (ii) a warrant issued in connect with a Strategic Share Purchase Agreement to SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.) to purchase 2,262,443 ordinary shares, with an exercise price of $20.87 per share.

In addition, as of March 31, 2023, there were 4,993,803 ordinary shares issuable upon the exercise of options to purchase ordinary shares outstanding under the Company’s 2019 Equity Incentive Plan and its U.S. sub-Plan (the “2019 Plan”), at a weighted average exercise price of $13.18 per share, and 1,523,424 additional ordinary shares reserved for future issuance under the 2019 Plan.

More convertible securities may be granted in the future to the Company’s officers, directors, employees or consultants or as part of future financings. The exercise of outstanding options and warrants will dilute the percentage ownership of the Company’s other shareholders.

Registration Rights Agreements

We entered into a registration rights agreement (the “Registration Rights Agreement”) that entitles certain holders of our ordinary shares and other securities convertible into or exchangeable for ordinary shares, including SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.), to certain piggyback registration rights. The Registration Rights Agreement was entered into with shareholders who held 14,533,835 of our ordinary shares and other securities convertible into or exchangeable for ordinary shares; however, some of these shares have been sold on the market, and the registration rights are no longer applicable. As of March 31, 2023, the registration rights apply to 2,607,466 shares held by SK Square Americas, Inc.

Under the terms of the Registration Rights Agreement, and subject to the limitations specified therein, if we register our ordinary shares under the Securities Act for sale to the public, either for our own account or for the account of other security holders or both, the holders of registrable securities are entitled to notice of the intended registration and to include any or all of their registrable securities in the registration. The right of holders of registrable securities to include shares in an underwritten offering is subject to the right of the underwriters to limit the number of shares included in such offering. Holders of registrable securities are generally required to pay all expenses of registration, including the fees and disbursements of its counsel and all underwriting discounts and commissions.

In addition, as of March 31, 2023, SK Square Americas, Inc., as a holder of a warrant to purchase an aggregate of 2,262,443 ordinary shares, is entitled to piggyback registration rights under the terms of such warrant substantially similar to the registration rights described in the preceding paragraph.

Corporate Governance

As a foreign private issuer, we are permitted to follow certain Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we are not following and the equivalent Israeli requirement. Pursuant to the “foreign private issuer exemption”:

●	we comply with Israeli law with respect to quorum requirements. In accordance with the Companies Law, our amended and restated articles of association provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general shareholder meeting. The quorum set forth in our amended and restated articles of association with respect to an adjourned meeting shall, subject to a limited exception, consist of one or more shareholders present in person or by proxy (including by voting deed), regardless of the number or percentage of our outstanding shares held by them;

●	we follow Israeli corporate governance practices instead of the Nasdaq requirements with regard to the nomination committee and director nomination procedures. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. With the exception of directors elected by our board of directors due to a vacancy, in accordance with the staggered nomination, we intend to elect our directors to hold office until the annual general meeting of our shareholders that occurs in the third year following his or her election and until his or her successor shall be elected and qualified;

●	we adopt and approve material changes to equity incentive plans in accordance with the Companies Law, which does not impose a requirement of shareholder approval for such actions. In addition, we follow Israeli corporate governance practice, which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation of officers, directors, employees or consultants only under certain circumstances, in lieu of Nasdaq Marketplace Rule 5635(c);

●	as opposed to making periodic reports to shareholders and proxy solicitation materials available to shareholders in the manner specified by the Nasdaq corporate governance rules, the Companies Law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. We will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules; and

●	we follow Israeli corporate governance practices instead of Nasdaq requirements to obtain shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law such as (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at our company), (ii) extraordinary transactions with controlling shareholders, (iii) terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative, (iv) private placements that will result in a change of control, (v) certain transactions, other than a public offering, involving issuances of a 20% or greater interest in us and (vi) certain acquisitions of the stock or assets of another company.

Otherwise, we intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Israeli corporate governance requirements under the Companies Law applicable to us.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the Nasdaq under the symbol “NNOX.”

Description of Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement for the purchase of our ordinary shares. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

●	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

●	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;
●	in connection with warrants denominated as rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

●	whether the warrants may be sold separately or with other securities as part of units;

●	if applicable, a discussion of United States or Israeli income tax, accounting or other considerations applicable to the warrants;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant or subscription agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant or subscription agreement and any accompanying prospectus supplement in their entirety.

As of March 31, 2023, there were two outstanding warrants, which are currently exercisable: (i) a warrant issued upon the consummation of our initial public offering to A-Labs Advisory & Finance Ltd., which provided to us strategic consulting services, to purchase 50,000 ordinary shares, with an exercise price of $18 per share; and (ii) a warrant issued in connect with a Strategic Share Purchase Agreement to SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.) to purchase 2,262,443 ordinary shares, with an exercise price of $20.87 per share.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell or distribute our securities from time to time in one or more public or private transactions:

●	through underwriters;

●	through agents;

●	to dealers;

●	directly to one or more purchasers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us or the selling shareholder:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

At any time a particular offer of our securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all of the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We or the selling shareholder may sell or distribute the securities directly or through agents we or the selling shareholder designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we or the selling shareholder will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We or the selling shareholder may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we or the selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us or the selling shareholder, as applicable, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We, the selling shareholder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling shareholder may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us, the selling shareholder or others (or, in the case of derivatives, securities received from us or the selling shareholder in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We or the selling shareholder may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us or the selling shareholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us or the selling shareholder to indemnification by us or the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our or the selling shareholder’s behalf.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an “automatic shelf” registration statement on Form F-3, of which this prospectus is part, with respect to the ordinary shares and warrants we will offer and up to 4,689,909 ordinary shares that may be offered by the selling shareholder. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at http://www.nanox.vision. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-39461) for the fiscal year ended December 31, 2022, filed with the SEC on May 1, 2023.

●	our Reports on Form 6-K filed with the SEC on January 9, 2023, February 14, 2023, February 23, 2023, March 9, 2023, May 1, 2023 (two reports; only with respect to the information contained in the second report, except the fourth paragraph of Exhibit 99.1, which contains certain quotes by the Chief Executive Officer of the Company, and the ninth paragraph of Exhibit 99.1, which contains certain quotes by the Professor and Chairman of the Department of Medical Imaging at the University of Arizona and a member of the Company’s Advisory Board), May 22, 2023 and July 24, 2023 (other than the portions of those reports not deemed to be filed).

●

with respect to each offering of our securities under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

NANO-X IMAGING LTD
Communication Center,
Neve Ilan, Israel 9085000
Tel: +972 02 5360360
Attention: Chief Executive Officer

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed C T Corporation System as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 28 Liberty Street, New York, NY 10005.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors, Officers and Employees

Our amended and restated articles of association permit us to exculpate, indemnify and insure each of our directors and officers to the fullest extent permitted by the Companies Law. We have obtained directors’ and officers’ liability insurance which covers each of our executive officers and directors.

We have entered into agreements with each of our current directors and officers exculpating them from a breach of their duty of care to us to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, including with respect to liabilities resulting from our initial public offering, to the extent that these liabilities are not covered by insurance, all subject to limited exceptions. Indemnification for any monetary liability incurred by or imposed on a director or officer in favor of a third party is limited to certain events that were determined as foreseeable by the board of directors based on our current or expected activities. The maximum aggregate amount of indemnification that we may pay to our directors and officers based on such indemnification agreements shall not exceed the greater of (i) in relation to indemnity in connection with an offering to the public of our securities, the aggregate amount of proceeds from the sale by us and/or any of our shareholders in connection with such public offering, (ii) 25% of our total shareholders’ equity pursuant to our most recent financial statements as of the time of the actual payment of indemnification, and (iii) $50 million (in each case as may be increased from time to time by shareholders’ approval). Such indemnification amounts are in addition to any insurance amounts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(v)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(2)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(vi)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Israel, on July 26, 2023.

NANO-X IMAGING LTD

By:	/s/ Erez Meltzer
Name: Erez Meltzer
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date

/s/ Erez Meltzer	Chief Executive Officer and Director	July 26, 2023
Erez Meltzer	(principal executive officer)

/s/ Ran Daniel	Chief Financial Officer	July 26, 2023
Ran Daniel	(principal financial officer and principal accounting officer)

*	Chairman of the Board of Directors	July 26, 2023
Ran Poliakine

*	Director	July 26, 2023
Erez Alroy

*	Director	July 26, 2023
Dan Suesskind

*	Director	July 26, 2023
Noga Kainan

*	Director	July 26, 2023
So Young Shin

* By:	/s/ Erez Meltzer
Name:	Erez Meltzer
Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ C T Corporation System	Authorized Representative	July 26, 2023
	C T Corporation System	in the United States

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1**	Asset Purchase Agreement, dated November 3, 2021, among MDWEB, LLC, Nano-X Imaging and Nano-X Imaging Ltd (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021 (File No. 001-39461) filed on May 2, 2022 with the SEC)

2.2**	Agreement and Plan of Merger, dated August 9, 2021, among Nano-X Imaging Ltd, Zebra Medical Vision Ltd. and PerryLLion Ltd (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021 (File No. 001-39461) filed on May 2, 2022 with the SEC)

2.3**	First Amendment to the Agreement and Plan of Merger, dated August 9, 2021, among Nano-X Imaging Ltd, Zebra Medical Vision Ltd. and PerryLLion Ltd. (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021 (File No. 001-39461) filed on May 2, 2022 with the SEC)

2.4**	Stock Purchase Agreement dated November 2, 2021 by and among Dr. Michael Yuz, Dr. Michael Yuz as the representative of Sellers, USARAD Holdings, Inc. and Nano-X Imaging Ltd (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021 (File No. 001-39461) filed on May 2, 2022 with the SEC)

2.5**	First Amendment to Stock Purchase Agreement dated April 28, 2023, by and among Dr. Michael Yuz, as the Seller Representative, Nano-X Imaging, Inc. and Nano-X Imaging Ltd (incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022 (File No. 001-39461) filed on May 1, 2023 with the SEC)

4.1**	Form of Amended and Restated Articles of Association of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-240209)

4.2**	Warrant to purchase ordinary shares, dated September 2, 2019, issued to SK Telecom TMT Investment Corp. (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form F-1 (File No. 333-240209) filed on July 30, 2020 with the SEC)

4.3**	Amendment to Warrant to purchase ordinary shares, dated June 4, 2020, issued to SK Telecom TMT Investment Corp. (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form F-1 (File No. 333-240209) filed on July 30, 2020 with the SEC)

4.4**	Registration Rights Agreement, by and among the Registrant and the certain shareholders named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-240209) filed on August 14, 2020 with the SEC)

4.5*	Form of Warrant Agreement (including form of Warrant Certificate).

5.1†	Opinion of FISCHER (FBC & Co.), counsel to the Registrant, as to the validity of the securities being registered (including consent)

23.1†	Consent of FISCHER (FBC & Co.) (included in the opinion filed as Exhibit 5.1)

23.2†	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm

24.1**	Powers of Attorney (previously filed)

107†	Calculation of Filing Fee Tables

*	To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report of foreign private issuer on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

**	Previously filed.

†	Filed herewith.